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                                                                     EXHIBIT 3.1



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             APPAREL VENTURES, INC.


         The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "GCL"), DOES HEREBY CERTIFY as follows:

         1. The Certificate of Incorporation of Apparel Ventures, Inc. (the "Corporation") was filed in the Office of the Secretary of State of the State of Delaware on April 20, 1994, which was incorporated under the name of AVI Acquisition Corp.

         2. In the manner prescribed by Sections 242 and 245 of the GCL, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this Amended and Restated Certificate of Incorporation and amending the Certificate of Incorporation of the Corporation as herein provided.

         3. The text of the Certificate of Incorporation, as amended and restated herein, shall read as follows:

                                      * * *


         FIRST:  The name of the Corporation is "Apparel Ventures, Inc."

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature or purpose of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000) shares of Common Stock, par value $.01 per share.




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         FIFTH: The duration of the corporation is perpetual.

         SIXTH:

         1. Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this ARTICLE SIXTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE SIXTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

         2.  Indemnification.

         (a) The Corporation shall indemnify, in accordance with the By-laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

         (b) If a claim under subdivision (a) of this paragraph 2 of this ARTICLE SIXTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for




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expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this paragraph 2 of this ARTICLE SIXTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE SIXTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         3. Insurance. The Corporation shall have the power (but not the obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the ARTICLE SIXTH or the GCL.

         4. Other Rights. The rights and authority conferred in this ARTICLE SIXTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise.

         5. Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

         6. Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE SIXTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE SIXTH or the rights or any protection afforded



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under this ARTICLE SIXTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         SEVENTH: The Board of Directors of the corporation is authorized and empowered to make, alter, amend or repeal any or all of the Bylaws of the corporation, subject to the power of the stockholders of the corporation to make, alter, amend or repeal any or all of the Bylaws of the corporation.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law; and all rights conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to this reservation.





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         IN WITNESS WHEREOF, the Vice President and Assistant Secretary has
signed this Certificate of Incorporation, as of August 11, 1999.




                                        -----------------------------
                                        Name: John R. Lowden
                                        Title: Vice President and
                                        Assistant Secretary






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